UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS 66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)

On May 13, 2005, George Barry, Mediware Information Systems, Inc.'s (the "Company" or "Mediware") Chief Executive Officer and President and Director, notified the Board of Directors of his intention to resign as Chief Executive Officer and President and from the Board of Directors effective in October 2005. The Company has created a succession committee, chaired by Lawrence A. Auriana, the Chairman of the Board of Directors, to search for a successor. The succession committee also includes Mr. Barry, Philip H. Coelho and Joseph Delario. At the request of Mediware's Board of Directors, Mr. Barry has agreed to be available for consulting with management and the Board of Directors.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 99.1

Press Release of Mediware Information Systems, Inc., dated May 16, 2005, announcing the resignation of George Barry as Chief Executive Officer and President and as a Director of Mediware Information Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: May 16, 2005	By: _ /s/ George J. Barry_______ George J. Barry Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release of Mediware Information Systems, Inc., dated May 16, 2005, announcing the resignation of George Barry as Chief Executive Officer and President and as a Director of Mediware Information Systems, Inc.

EXHIBIT 99.1

Contact	George Barry 913/307-1000 www.mediware.com	Thomas Redington 203/222-7399 212/926-1733 www.redingtoninc.com

Mediware CEO George Barry To Step Down In October

LENEXA, KS, MAY 16 - Mediware Information Systems Inc.'s (Nasdaq: MEDW) chairman Lawrence A. Auriana announced that George "Bud" Barry will step down as chief executive officer, president and a director of the company in October 2005.

At the request of the board, Mr. Barry agreed to be available for consulting with management and the directors. He will also serve on the board's succession committee, chaired by Mr. Auriana. The committee includes two other board members, Phillip H. Coelho and Joseph Delario.

Mr. Barry served as Mediware's chief financial officer in 1997 and 1998, and then rejoined the company as chief executive in January 2001 to manage a major restructuring, which was largely completed in early 2004. Mr. Barry has completed similar restructuring assignments at other high technology companies, where he was involved in more than 20 merger and acquisition transactions.

"Bud's earned the gratitude of the board and the entire organization for putting Mediware on a firm footing with strong growth potential. He's strengthened customer service, introduced new best of breed products in all divisions, and recruited a team of seasoned managers with deep industry experience and proven execution skills," Mr. Auriana said. "It's been a terrific four years and we look forward to building on the momentum he's created."

About Mediware

     Mediware provides clinical information systems for hospitals and integrated healthcare delivery systems. Its products include HCLL™ Transfusion, LifeTrak®, IIE™ (Instrument Interface Engine), Hemocare®, LifeLine™ (Blood Bank), WORx®, MediCOE™, MediMAR™, Pharmakon®, and Digimedics™ (Medication Management), Surgiware™ and Perioperative Solutions™ (Operating Room), as well as the JAC Stock Control System (pharmacy) in the United Kingdom. Mediware has over 1,100 systems installed in the US, Canada, the UK, and elsewhere.

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     Certain statements in this press release may constitute "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the ``Act'') and in releases made by the SEC from time to time. Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. The Company disclaims any obligation to update its forward-looking statements.

5/3/05